Exhibit 10.18
FIRST AMENDMENT TO
UL INC. LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2018)
WHEREAS, UL Solutions Inc. (formerly known as UL Inc. and referred to hereinafter as the “Company”) maintains the UL Inc. Long-Term Incentive Plan, as amended (the “Plan”);
WHEREAS, the Plan document adopted by the Company, effective January 1, 2018 (the “2018 Plan Restatement”), provides the Board of Directors of the Company (the “Board”) with authority to amend the Plan as it deems advisable;
WHEREAS, pursuant to a Board action on May 6, 2022, the Board (i) approved the amendments to the 2018 Plan Restatement set forth herein, in substantially the same form as set forth herein.
NOW, THEREFORE, in accordance with Section 4.2 of the 2018 Plan Restatement, the 2018 Plan Restatement is hereby amended, effective as of the date of consummation of an initial public offering of a certain number of share of the Company’s Class A common stock, if any, in the following respects:
1.    Section 1.1 of the 2018 Plan Restatement is amended by replacing the term “UL Inc., a Delaware corporation (the “Company”)” with the term “UL Solutions Inc. (formerly known as UL Inc.), a Delaware corporation.”
2.    The definition of the term “Award” in Section 1.2 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“‘Award’ shall refer to either or both of CSAR Awards (including Converted CSARs) and Performance Cash Awards made under this Plan, as the context indicates.”
3.    A new definition of the term “Common Stock” is added to Section 1.2 of the 2018 Plan Restatement, to read as follows:
“‘Common Stock’ shall mean, on and after the IPO Date, the Class A voting common stock, par value $0.001 per share, of the Company.”
4.    New definitions of the terms “Conversion Date”, “Converted CSAR” and “Corporate Transaction Event” are added to Section 1.2 of the 2018 Plan Restatement, to read as follows:
“‘Conversion Date’ shall mean the later of (a) the IPO Date or (b) only if required by the Committee, the date on which an Executive accepts an amendment to his or her Agreement, in a written or electronic format specified by the Committee or its delegate, having the effect of converting his or her CSARs to Converted CSARs.
‘Converted CSAR’ shall mean a CSAR that is (a) outstanding as of the IPO Date, (b) converted to a stock-settled Award as of the Conversion Date, and (c) after the Conversion Date, if exercised in accordance with Section 2.3, will be settled in the form of a number of shares of Common Stock.

‘Corporate Transaction Event’ shall mean:
(a)    the acquisition by any person, entity or ‘group’ (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 10% of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities;
(b)    the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity;
(c)    an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act; or
(d)    the date that the Incumbent Board (as defined in ‘Change in Control’ above) no longer constitute at least a majority of the Board for any reason; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, was approved either by the vote of at least a majority of (i) the directors then comprising the Incumbent Board or (ii) the combined voting power of the then outstanding securities of the Company then held by Underwriters Laboratories, Inc. shall be deemed a member of the Incumbent Board.”
5.    The definitions of the terms “Exercise Date”, “Exercise Limit” and “Exercise Window” in Section 1.2 of the 2018 Plan Restatement are amended in their entirety to read as follows:
“‘Exercise Date’ means (a) with respect to vested CSARs other than Converted CSARs, the first business day following the close of an Exercise Window; and (b) with respect to Converted CSARs, any date after the Conversion Date on which an Executive’s Converted CSARs are voluntarily exercised or automatically exercised in accordance with Section 2.3(b) and any applicable Agreement.
‘Exercise Limit’ means an amount, as of any Exercise Date, equal to ten percent (10%) of the Company’s “free cash flow” as shown on the Company’s accumulation financial measures that form part of the Company’s financial statements as of December 31 of the preceding year. The purpose of the Exercise Limit is to ensure that the total amount payable by the Company pursuant to the exercise or settlement of all outstanding cash-settled awards and any non-Plan awards in any calendar year does not exceed the Exercise Limit. For avoidance of doubt, except as may be expressly provided under the Plan document, as amended from time to time, or an Agreement issued thereunder (or an amendment thereto), the Exercise Limit applies to all cash-settled awards and other cash-settled long-term incentive awards granted by the Company that have been, are being, or reasonably could be expected to be, exercised or settled during the calendar year.

Application of the Exercise Limit, including reductions thereto (and corresponding definitions associated with such reductions), are addressed in Section 4.1 of the Plan document as amended and restated effective January 1, 2020 (which uses the term ‘Settlement Limit’ to refer to the Exercise Limit).
‘Exercise Window’ means (a) before the IPO Date, the two-week period established by the Committee following the Board’s confirmation of the valuation results for the immediately preceding year (or other period designated by the Board), or (b) on or after the IPO Date, with respect to vested CSARs other than Converted CSARs, the two-week period established by the Committee in its sole discretion, during which an Executive may exercise any vested CSARs, subject to the terms and limits of this Plan and any applicable Agreements.”
6.    The definition of the term “Fair Market Value” in Section 1.2 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“‘Fair Market Value’ shall mean:
(a)    for any date before the IPO Date, the value of the Company and each share of Phantom Stock determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation, by reliance on an independent appraisal completed within the preceding twelve (12) months; and
(b)    for any date on or after the IPO Date, the value of the Company, which shall equal:
(i)     the total number of shares of each class of stock thereof then outstanding, multiplied by
(ii)     the value of one share of Common Stock of the Company, determined as follows: (A) if such Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Committee deems reliable; (B) if such Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Committee deems reliable; or (C) without an established market for such Common Stock, the Committee will determine the Fair Market Value in its discretion.
The Fair Market Value of each share of Phantom Stock shall be based on the Fair Market Value of the Company as determined pursuant to this paragraph (b).”

7.    A new definition of the term “IPO Date” is added to Section 1.2 of the 2018 Plan Restatement, to read as follows:
“‘IPO Date’ shall mean the effective date of the consummation of an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act.”
8.    A new definition of the term “Overall Share Limit” is added to Section 1.2 of the 2018 Plan Restatement, to read as follows:
“‘Overall Share Limit’ shall mean (a) []1 shares of Common Stock, which have been reserved by the Company, pursuant to an action by the Board, for issuance on or after the IPO Date pursuant to Section 4.8 of this Plan or any long-term incentive plan adopted by the Company on or after the IPO Date (a ‘Post-IPO Plan’), reduced by (b) any shares of Common Stock actually issued pursuant to Section 4.8 of this Plan or any Post-IPO Plan, plus (c) any shares of Common Stock that, on or after the IPO Date, become available for issuance under the Plan pursuant to Section 4.8(b), as adjusted pursuant to Sections 4.6 and 4.7. For avoidance of doubt, the Overall Share Limit shall apply to shares of Common Stock issued for the settlement of Awards pursuant to this Plan (e.g., Converted CSARs) after the IPO Date, as well as awards under any Post-IPO Plan.”
9.    The third sentence of Section 1.3 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan, determine the form, amount, value and timing of each Performance Cash Award and/or Award of CSARs to such persons and, if applicable, the number of shares of Phantom Stock represented by such an Award, the Base Price associated with the Award, the time and conditions of exercise or settlement of the Award (including the application of the Exercise Limit thereto or the waiver of the Exercise Limit with respect to one or more calendar years), the Performance Metrics applicable to the Award, the application of a Restriction Period on the Award, the conversion of an Award from a cash-settled form to a stock-settled form on or after the consummation of a Corporate Transaction Event, and all other terms and conditions of an Award, including, without limitation, the form of the Agreement evidencing the Award.”
10.    Section 2.1(c) of the 2018 Plan Restatement is amended in its entirety to read as follows:
“(c)    Method of Exercise. A CSAR, to the extent vested, may be exercised by (i) giving written or electronic notice to the Company specifying the whole number of CSARs which are being exercised and (ii) executing such documents as the Committee may reasonably request. An Executive may elect to voluntarily exercise a vested CSAR, other than a Converted CSAR, during an Exercise Window. For avoidance of doubt, Converted CSARs shall be exercised pursuant to Section 2.3(b).”
1 Number of Shares to be confirmed.

11.    A new Section 2.3 is added to Article II of the 2018 Plan Restatement, to read as follows:
“2.3    Converted CSARs.
(a)    Conversion to Stock-Settled Awards. Effective on the applicable Conversion Date, an Executive’s outstanding CSARs, whether vested or unvested, will be converted to Converted CSARs in accordance with the terms of this Plan and any applicable Agreements (including any amendments thereto). As of the Conversion Date, each CSAR shall be converted to a number of Converted CSARs equal to one hundred million (100,000,000), divided by the number of shares of Class A and Class B common stock of the Company then outstanding (including, for avoidance of doubt, treasury shares). Except as expressly stated in this Plan or the applicable Agreement, the terms of a CSAR as in effect immediately before the Conversion Date (including, but not limited to, the vesting provisions and Base Price thereof) shall remain in effect with respect to such Award after the Conversion Date.
(b)    Method of Exercise. A vested Converted CSAR may be voluntarily exercised at any time after the Conversion Date and on or before the Expiration Date (as set forth in the applicable Agreement) without regard to the Exercise Limit. Any Converted CSAR with respect to which the Expiration Date has occurred and is subject to automatic exercise, or for which the vesting and exercisability thereof is accelerated due to death, Disability or Early Retirement, will be deemed exercised and will be automatically settled as of the Expiration Date (as set forth in the applicable Agreement) without regard to the Exercise Limit.
(c)    Rights as a Stockholder. Upon exercising a Converted CSAR, an Executive will become the record holder of a number of shares of Common Stock, as determined pursuant to the Agreement. Notwithstanding any other provision of the Plan, except as required by applicable law or otherwise determined by the Committee, the Company will not be required to deliver to the Executive certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Committee deems necessary or appropriate to comply with applicable law.”
12.    Section 4.2 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“4.3    Amendments. On or after May 6, 2022, the Committee may amend this Plan as it shall deem advisable. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.”

13.    The first sentence of Section 4.6 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution, a corporate separation, Corporate Transaction Event or other reorganization or liquidation, the Committee shall adjust the number of shares of Phantom Stock to which a CSAR applies or substitute shares of Common Stock or shares of another party to the transaction for Phantom Stock, and shall also adjust the Performance Metrics, Base Price, and other terms of outstanding Awards, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.”
14.    Section 4.7 of the 2018 Plan Restatement is amended in its entirety to read as follows:
“4.7    Corporate Transaction Event. This Section 4.7 clarifies, rather than limits, the Committee’s discretion with respect to the adjustment of awards under this Plan in the event of the occurrence of a Corporate Transaction Event. In the event of a Corporate Transaction Event, the Board (as constituted prior to the Corporate Transaction Event), in its discretion, may:
(a)    require that shares of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction Event, or a parent corporation thereof, be substituted for some or all of the Phantom Stock represented by an outstanding CSAR Award, with an appropriate and equitable adjustment to such CSAR Award as determined by the Board or Committee in accordance with Section 4.6; and/or
(b)    require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for each holder to receive:
(i)    a cash payment from the Company in an amount equal to (A) in the case of a CSAR Award, the number of shares of Phantom Stock then subject to such CSAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Phantom Stock on the date of occurrence of the Corporate Transaction Event, over the Base Price per share of Phantom Stock represented by such CSAR, and (B) in the case of a Performance Cash Award, the greater of (x) the value of such Performance Cash Award that has accrued in accordance with its terms as of the date of the Corporate Transaction Event or (y) the value of such Performance Cash Award at Target, in each case, then subject to the portion of such Award surrendered;
(ii)    shares of capital stock or other equity interests of the Company (as constituted after consummation of the Corporate Transaction Event), the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction Event, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above (which, for avoidance of doubt, may include Converted CSARs); or

(iii)    a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
In the event the Board takes the action described in clause (a) above or (b) upon the occurrence of a Change in Control, and the employment of a holder of an Award is terminated without Cause or such person terminates such employment for Good Reason within two years after such Change in Control occurs, all outstanding CSAR Awards (as so substituted) then held by such person shall immediately become exercisable in full and all remaining Performance Cash Awards (as so substituted) shall become fully vested and non-forfeitable.”
15.    A new Section 4.8 is hereby added to Article IV of the 2018 Plan Restatement to read as follows, and the remaining sections of Article IV are renumbered accordingly:
“4.8    Stock Available for Awards.
(a)    Number of Shares. Subject to adjustment pursuant to Section 4.6 and the terms of this Section 4.8, the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan after the IPO Date shall be equal to the Overall Share Limit (as adjusted from time to time based on the issuance of shares under this Plan or any Post-IPO Plan). Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, shares purchased on the open market or treasury shares.
(b)    Share Recycling. Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to the holder of the Award. Any shares of Common Stock related to an Award that terminates by forfeiture, cancellation, or otherwise without the issuance and delivery of such shares, are settled in cash in lieu of shares, or are exchanged, prior to the issuance and delivery of shares, for Awards not involving shares, shall be available again for settlement of Awards under this Plan and shall be added back to the Overall Share Limit. In addition, the following principles shall apply in determining the number of shares of Common Stock added back to the Overall Share Limit:
(i)    The Overall Share Limit shall be reduced by the net shares of Common Stock actually due to a holder upon the settlement of Converted CSARs upon exercise thereof; and
(ii)     Shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall be added back to the Overall Share Limit, and if an amount is withheld for payment of taxes from an Award settled partly in shares of Common Stock and partly in cash, a number of shares of Common Stock with a value equal to the portion of the withholding that corresponds to the portion of the Award settled in shares of Common Stock shall be added back to the Overall Share Limit.”